Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$27,300,530
Realized Gain (Loss) on Swap Contracts	(26,127,466)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(128,007,486)
Unrealized Gain (Loss) on Fair Value of Swap Contracts	(25,286,394)
Dividend Income	789,585
Interest Income	284,640
ETF Transaction Fees	12,600
Total Income (Loss)	$(151,033,991)

Expenses
General Partner Management Fees	$193,305
Professional Fees	86,713
Brokerage Commissions	95,547
Directors' Fees and Insurance	34,237
License Fees	4,833
Total Expenses	$414,635
Net Income (Loss)	$(151,448,626)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/26	$446,339,421
Additions (22,000,000 Shares)	273,877,265
Withdrawals (10,600,000 Shares)	(133,367,528)
Net Income (Loss)	(151,448,626)

Net Asset Value End of Month	$435,400,532
Net Asset Value Per Share (37,846,103 Shares)	$11.50

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596